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                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our reports dated January 22, 1999, except as to
Note 15 which is as of March 5, 1999, relating to the balance sheets of Archstone Communties Trust as of December 31, 1998 and 1997, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, in the December 31, 1998, annual report on Form 10-K of Security Capital Group Incorporated. Further, we consent to the incorporation by reference of the aforementioned report into the registration statements filed by Security Capital Group Incorporated on Form S-8 No's. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533, 333-38537, 333-48167, 333-38539, 333-
61395, Form S-4 No. 333-61401 and Form S-3 No. 333-64979.



                                                                        KPMG LLP



Chicago, Illinois
March 25, 1999